EXHIBIT 23.2


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Prospectus Supplement to the Registration Statement on Form S-3 of CWMBS, INC., CHL Mortgage Pass-Through Trust 2004-8 of our report dated February 10, 2004 relating to the financial statements of XL Financial Assurance Ltd. as of December 31, 2003 and 2002 and for each of the three years in the period ended December 31, 2003, which appears as Exhibit 99.2 in XL Capital Ltd.'s Annual Report on Form 10-K for the year ended December 31, 2003. We also consent to the reference to our Firm under the caption "Experts" in such Prospectus Supplement.




/s/ PricewaterhouseCoopers
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PricewaterhouseCoopers
Chartered Accountants
Hamilton, Bermuda
May 21, 2004